                                                                     EXHIBIT 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                            Year Ended December 31
                       ------------------------------------------------------------------------
                           1996           1995          1994            1993          1992
                       ------------   ------------   ------------   ------------   ------------
Earnings:
  Earnings before
    income taxes       $323,829,000   $409,628,000   $302,131,000   $200,537,000   $118,806,000

Fixed charges:
  Interest             $ 70,050,000   $ 57,313,000   $ 41,619,000   $ 51,155,000   $ 44,868,000
  One-third rent          2,888,000      2,034,000      1,688,000      1,483,000      1,652,000
                       ------------   ------------   ------------   ------------   ------------
                         72,938,000     59,347,000     43,307,000     52,638,000     46,520,000
                       ------------   ------------   ------------   ------------   ------------
                       $396,767,000   $468,975,000   $345,438,000   $253,175,000   $165,326,000
                       ============   ============   ============   ============   ============

Fixed charges:
   Interest            $ 70,050,000   $ 57,313,000   $ 41,619,000   $ 51,155,000   $ 44,868,000
   One-third rent         2,888,000      2,034,000      1,688,000      1,483,000      1,652,000
                       ------------   ------------   ------------   ------------   ------------
                       $ 72,938,000   $ 59,347,000   $ 43,307,000   $ 52,638,000   $ 46,520,000
                       ============   ============   ============   ============   ============

Ratio of earnings
  to fixed charges (1)         5.44           7.90           7.98           4.81           3.55
                              =====          =====          =====          =====          =====

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.